Exhibit 24

POWER OF ATTORNEY

WHEREAS, AMEREN CORPORATION, a Missouri corporation (herein referred to as the “Company”), is required to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a Registration Statement(s) and any amendments thereto, covering the registration of Common Stock under Ameren Corporation’s Dividend Reinvestment and Stock Purchase Plan (DRPlus), as authorized by the Company’s Board of Directors on April 22, 2008; and

WHEREAS, each of the below undersigned is a director of the Company;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Gary L. Rainwater and/or Warner L. Baxter and/or Steven R. Sullivan and/or Jerre E. Birdsong the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned to said Registration Statement(s) and any amendments thereto, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation; hereby ratifying and confirming all that said attorneys-in-fact may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 22nd day of April, 2008:

Stephen F. Brauer, Director	/s/ Stephen F. Brauer

Susan S. Elliott, Director

Walter J. Galvin, Director	/s/ Walter J. Galvin

Gayle P. W. Jackson, Director

James C. Johnson, Director

Charles W. Mueller, Director	/s/ Charles W. Mueller

Douglas R. Oberhelman, Director	/s/ Douglas R. Oberhelman

Harvey Saligman, Director	/s/ Harvey Saligman

Patrick T. Stokes, Director	/s/ Patrick T. Stokes

Jack D. Woodard, Director	/s/ Jack D. Woodard

STATE OF MISSOURI	)
) SS.
CITY OF ST. LOUIS	)

On this 22nd day of April, 2008, before me, the undersigned Notary Public in and for said State, personally appeared the above-named directors of Ameren Corporation, known to me to be the persons described in and who executed the foregoing power of attorney and acknowledged to me that they executed the same as their free act and deed for the purposes therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.

/s/ Donna S. Bilkey
DONNA S. BILKEY
Notary Public- Notary Seal
STATE OF MISSOURI- JEFFERSON COUNTY
Commission #06900096
My Commission Expires 06/13/2010